UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 28, 2014

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, the Board of Directors (the “Board”) of Legg Mason, Inc. (the “Company”) elected Carol Anthony (John) Davidson to serve, effective as of May 1, 2014, as an independent director of the Company, increasing the size of the Board from 14 to 15. Mr. Davidson’s term expires at the 2014 Annual Meeting of Stockholders. Mr. Davidson will be compensated as a non-employee director in accordance with the Company's non-employee director compensation policies and the Non-Employee Director Equity Plan as described in the Company's 2013 Proxy Statement.

On April 28, 2014, John T. Cahill informed the Board that he will not stand for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders due to time constraints from other board commitments. Also on April 28, 2014, John E. Koerner III informed the Board that he wishes to retire from the Board and will not stand for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders. Harold L. Adams will not be nominated for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders because he has reached retirement age under the Company’s Corporate Governance Principles.

Item 8.01.	Other Events.

On April 30, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                 Description

99.1	Press Release of Legg Mason, Inc., dated April 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: April 30, 2014		Title:	Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Press Release of Legg Mason, Inc., dated April 30, 2014